UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In March 2005, Hoku Scientific, Inc., was awarded a contract by the U.S. Navy to develop and demonstrate a PEM fuel cell power plant prototype that incorporates our Hoku MEA products within IdaTech, LLC’s fuel cell stacks and integrated fuel cells systems. Under the contract, the U.S. Navy agreed to pay us up to an aggregate of $2.1 million if and when we completed specified testing and performance milestones. As of September 30, 2005, we had completed the first four of seven milestones required under the original contract. On September 30, 2005, Hoku and the U.S. Navy entered into an Amendment of Solicitation/Modification of Contract pursuant to which the U.S. Navy exercised its two options under the PEM fuel cell demonstration contract. The contract provides that if we successfully meet the three remaining milestones, including (i) the successful incorporation of Hoku MEA into IdaTech’s fuel cell stack that produces a minimum of one kilowatt of net electrical power, (ii) the delivery of a design and specifications for IdaTech’s prototype fuel cell system incorporating this stack, and (iii) the successful demonstration of the prototype system, the U.S. Navy will purchase 11 demonstration-ready fuel cell systems for a total of $1.1 million in installments payable as each fuel cell power plant is completed. The second option provides that we will operate and maintain 10 of the 11 fuel cell power plants purchased under the first option for a period of 12 months at a U.S. Navy facility, for which the U.S. Navy has agreed to pay us a total of $1.4 million in 12 equal monthly installments.

In accordance with our revenue recognition policy, all of the payments received under the original contract and the first option will be recorded as deferred revenue on our balance sheet until we begin the 12-month demonstration project; thereafter, all of the payments received, plus the additional payments to be made under the second option, will be recognized as revenue in equal monthly installments over the 12-month demonstration period. The demonstration period is expected to commence in April 2006 and continue through March 2007.

In connection with the U.S. Navy’s exercise of its options, on September 30, 2005, we notified IdaTech of our intent to extend our subcontract with IdaTech to build an additional 11 fuel cell power plants incorporating Hoku MEA, for which we have agreed to pay IdaTech $473,000, and to provide services in connection with the operation and maintenance of 10 of these fuel cell power plants over a 12-month period, for which we have agreed to pay IdaTech $125,000.

On September 30, 2005 we issued a press release announcing the exercise of the U.S. Navy’s options. A copy of the release is included as exhibit 99.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 10.30	Amendment of Solicitation/Modification of Contract, dated September 30, 2005, by and between the U.S. Navy, Naval Air Warfare Center Weapons Division and Hoku Scientific, Inc.

Exhibit 99.1	Press Release, dated September 30, 2005, entitled “Hoku Scientific, Inc. Reports Exercise of Options in U.S. Navy Contract.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 5, 2005

HOKU SCIENTIFIC, INC.

By:	/S/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.30	Amendment of Solicitation/Modification of Contract, dated September 30, 2005, by and between the U.S. Navy, Naval Air Warfare Center Weapons Division and Hoku Scientific, Inc.

Exhibit 99.1	Press Release, dated September 30, 2005, entitled “Hoku Scientific, Inc. Reports Exercise of Options in U.S. Navy Contract.”